EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46024, 333-82233, 333-58235, 333-06577,
333-73512, 333-109042 and 333-127488) of Integra LifeSciences Holdings Corporation of our report dated March 30, 2006 relating to the financial statements of ASP/Miltex LLC and Subsidiaries, which appears in the Current Report on Form 8-K/A of Integra LifeSciences Holdings Corporation dated May 12, 2006.



/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
July 28, 2006